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                                                                       EXHIBIT 4


                          AMENDMENT NO. 1 dated as of July 30, 1996 to the Revolving Credit Facility Agreement dated as of December 22, 1995 (the "Credit Agreement") among MAPCO Inc., a Delaware corporation (the "Borrower"), the Lenders named therein and CHEMICAL BANK, as Agent for the Lenders (in such capacity, the "Agent").

                             INTRODUCTORY STATEMENT

                 All capitalized terms not otherwise defined in this Amendment are as defined in the Credit Agreement.

                 Pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrower.

                 The Borrower has requested that the Credit Agreement be amended as set forth herein.

                 Accordingly, the parties hereby agree as follows:

                 1. Amendment to the Credit Agreement. The Credit Agreement is hereby amended effective as of the Effective Date (subject to the terms and conditions set forth in Section 2 hereof) as follows:

                 (A) Section 2.1 of the Credit Agreement is hereby amended by deleting the amount "$50,000,000" each time it appears in the Commitment schedule therein and inserting the amount "$100,000,000" in its place.

                 (B) Section 2.10 of the Credit Agreement is hereby amended to add the following clause (e):

                     "(e)  If the Total Commitments in effect hereunder on the
                 date set forth below (the "Reduction Date") would exceed the amount set forth opposite the Reduction Date, then on the Reduction Date the Total Commitments shall be automatically reduced, ratably among the Lenders in accordance with each Lender's percentage of the Total Commitments, to such amount set forth opposite the Reduction Date:


                 Reduction Date            Total Commitments
                 --------------            -----------------
                 October 29, 1996          $50,000,000

                 In the event that the aggregate outstanding amounts of the Loans on the Reduction Date would exceed the Total Commitments in effect on the Reduction Date after giving effect to any reductions in the Total Commitment on such date, the Borrower shall, on the Reduction Date, make a mandatory prepayment of the Loans in a principal amount equal to such excess so that, after giving effect to such prepayment, the aggregate outstanding principal amount of all Loans does not exceed the Total Commitments."

                 2. Conditions to Effectiveness. This Amendment is subject to the satisfaction in full, of the following conditions precedent (the first date on which all such conditions have been satisfied being herein called the "Effective Date"):

                 (A) the Agent shall have received executed counterparts of this Amendment, which, when taken together, bear the signatures of the
Borrower, the Agent and the Lenders;
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                 (B) The Agent shall have received for each Lender a promissory note identical to the Note currently held by such Lender but in the amount of its Commitment after giving effect to this Amendment (each a "New Note");

                 (C) The Lenders shall have received a favorable written opinion of James N. Cundiff, Esq., Assistant General Counsel and Assistant Secretary for the Borrower, dated the Effective Date, addressed to the Lenders,
(i) covering the matters set forth in Section 3.1 of the Credit Agreement in respect of the Borrower, Sections 3.2 and 3.6 (which in the case of Sections 3.2(b)(i) and 3.6 may be to the best knowledge of such counsel after due
inquiry), and (ii) to the effect that   (x) this Amendment and the New Notes
have been duly executed and delivered by the Borrower and, together with the Credit Agreement as hereby amended, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to moratorium laws from time to time in effect) and (y) no consent or approval of any governmental authority or regulatory body to the execution, delivery and performance of this Agreement or the New Notes or to the borrowings thereunder is required by law, or if any such consent or approval is necessary it has been obtained, which opinion shall be satisfactory to Morgan, Lewis & Bockius LLP, special counsel for the Lenders, and

                 (D) The Lenders shall have received (i) a certificate of the secretary or an Assistant Secretary of the Borrower, dated the Effective Date and certifying (1) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing borrowings by the Borrower in an amount not to exceed $450,000,000 and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (2) that neither the Certificate of Incorporation nor the By-laws of the Borrower have been amended since December 22, 2995 and (3) as to the incumbency and specimen signature of each officer of the Borrower executing this Amendment, the New Notes or any other document delivered in connection herewith or therewith (such certificate to contain a certification by another officer of the Borrower as to the incumbency and specimen signature of the Secretary or such Assistant Secretary signing such certificate); and (ii) such other documents an any Lender or Morgan, Lewis & Bockius LLP, special counsel for the Lenders, may reasonably request; and

                 (E) all legal matters incident to this Amendment shall be satisfactory to Morgan, Lewis & Bockius LLP, special counsel for the Lenders.

                 (3) Representations and Warranties. The Borrower represents and warrants that:

                 (A) the representations and warranties contained in Section 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof; and

                 (B) the Borrower is in compliance with all the terms and provisions set forth in the Credit Agreement and no Event of Default or event which with notice or lapse of time or both would constitute an Event of Default has occurred under the Credit Agreement nor will occur under the Credit Agreement or the Competitive Advance and Revolving Credit Facility Agreement dated as of April 29, 1994 (as amended) among the Borrower, the Lenders party thereto and The Chase Manhattan Bank (f/k/a Chemical Bank) as Agent as a result of this Amendment, the New Notes or the borrowings thereunder.
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                 4.  Full Force and Effect.  Except as expressly amended
hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, the terms "Agreements", "this Agreement", this Credit Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

                 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                 7. Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, special counsel for the Lenders.

                 8. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                           MAPCO Inc.


                                           /s/ Donald R. Wellendorf
                                           ---------------------------
                                           Name:  Donald R. Wellendorf
                                           Title: Vice President, Treasurer
                                                   And Investor Relations


                                           THE CHASE MANHATTAN BANK
                                            (formerly known as Chemical Bank),
                                            for itself and as Agent


                                           /s/ R. Potter
                                           ----------------------------
                                           Name:  Ronald Potter
                                           Title: Managing Director